                                                               Exhibit (a)(1)(E)

                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
                                      of
                        Meridian Insurance Group, Inc.
                                      at
                          $20.00 Net Per Common Share
                                      by
                  Meridian Insurance Acquisition Corporation
                         a wholly owned subsidiary of
                       American Union Insurance Company

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
          ON FRIDAY, SEPTEMBER 29, 2000 UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------


To Our Clients:

   Enclosed for your consideration are an Offer to Purchase dated August 31, 2000 (the "Offer to Purchase") and a related Letter of Transmittal in connection with the offer by Meridian Insurance Group Acquisition Corporation ("Purchaser"), an Illinois corporation and a wholly owned subsidiary of American Union Insurance Company, an Illinois stock insurance company ("Parent"), to purchase all outstanding shares of common stock, no par value (the "Common Shares"), of Meridian Insurance Group, Inc., an Indiana corporation (the "Company"), at a price of $20.00 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer").

   Shareholders who desire to tender Common Shares pursuant to the Offer and whose certificates evidencing such Common Shares are not immediately available or the procedures for book-entry transfer set forth in the Offer to Purchase cannot be completed on a timely basis or time will not permit all required documents to reach ChaseMellon Shareholder Services, L..L.C. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) may nevertheless tender their Common Shares according to the guaranteed delivery procedures set forth in Section 3 "Procedures for Accepting the Offer and Tendering Common Shares" of the Offer to Purchase.

   We are (or our nominee is) the holder of record of Common Shares held by us for your account. A tender of such Common Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Common Shares held by us for your account.

   We request instructions as to whether you wish to have us tender on your behalf any or all of the Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer .

   Your attention is invited to the following:

   (1) The tender price is $20.00 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

   (2)  The Offer is being made for all outstanding Common Shares.

   (3) The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on Friday, September 29, 2000, unless the Offer is extended.

   (4) The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Common Shares which, together with Common Shares owned by Parent, Shepard and Purchaser constitute at least 50.1% of the voting securities of the Company outstanding on a fully diluted basis, and (2) Purchaser being satisfied, in its sole discretion, that the provisions of the Indiana Business Combination Chapter are inapplicable to the Offer and Proposed Merger described in the offer to purchase, (3) purchaser being satisfied, in its sole discretion, that the provisions of the Indiana Control Share Acquisitions Chapter are inapplicable to the Offer and Proposed Merger described in the Offer to Purchase, (4) Parent, Shepard and Purchaser having obtained all insurance regulatory approvals necessary for their acquisition of control of the Company and its insurance subsidiaries on terms and conditions satisfactory to Purchaser, in its sole discretion and (5) Purchaser obtaining financing. The Offer is also subject to certain other terms and conditions set forth in the Offer to Purchase.

   (5) Except as otherwise provided in Instruction 6 of the Letter of Transmittal, tendering shareholders will not be obligated to pay stock transfer taxes with respect to the purchase of Common Shares by Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 10 of, and "Important Tax Information" in, the Letter of Transmittal.

   (6) In all cases, payment for Common Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates evidencing or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Common Shares and a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with all required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal. See Section 3 "Procedures for Accepting the Offer and for Tendering Common Shares" of the Offer to Purchase.

   If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing and returning to us the form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date (as defined in the Offer to Purchase).

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal, as amended from time to time, and is being made to all holders of Common Shares.

   Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Common Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Common Shares in such state. In any jurisdiction where federal or state securities laws, or other laws, require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                       Instructions with Respect to the
                          Offer to Purchase for Cash
                   All Outstanding Shares of Common Stock of
                        Meridian Insurance Group, Inc.


   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 31, 2000 and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by Meridian Insurance Acquisition Corporation, an Illinois corporation, and a wholly owned subsidiary of American Union Insurance Company , an Illinois stock insurance company, to purchase all outstanding shares of common stock, no par value (the "Common Shares), of Meridian Insurance Group, Inc., an Indiana corporation, at a price of $20.00 per Common Share, net to the seller in cash, without interest thereon.

   This will instruct you to tender the number of Common Shares indicated below (or, if no number is indicated below, all Common Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

-----------------------------------
 Number of Shares to be Tendered:
                         Shares*
-----------------------------------

                                        SIGN HERE

Dated: _______________, 2000            ________________________________________

                                        ________________________________________
                                        Signature(s)

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________
                                        Please type or print name(s)

                                        ________________________________________

                                        ________________________________________
                                        Please type or print address

                                        ________________________________________
                                        Area Code and Telephone Number

                                        ________________________________________
                                        Taxpayer Identification or Social
                                        Security Number


* Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered pursuant to the Offer.